Exhibit 10.40

EXECUTION VERSION

TERM NOTE

$9,750,000	March 29, 2010

This Term Credit Note (this “Note”) is executed and delivered under and pursuant to the terms of that certain Loan and Security Agreement, dated as of March 29, 2010 (the “Agreement”) by and between WF FUND III LIMITED PARTNERSHIP, carrying on business as WELLINGTON FINANCIAL LP and WELLINGTON FINANCIAL FUND III (together with its successors and assigns, and any other holder of this Note, the “Lender”) and GLASSHOUSE TECHNOLOGIES, INC. (the “Borrower”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Agreement.

FOR VALUE RECEIVED, Borrower hereby promises to pay to Lender, pursuant to the terms of the Agreement:

(i) the principal sum of NINE MILLION SEVEN HUNDRED FIFTY THOUSAND DOLLARS ($9,750,000) in the aggregate or, if different, from such amount, the unpaid principal balance of the Term Loan as may be due and owing under the Agreement, payable in accordance with the provisions of the Agreement, subject to acceleration upon the occurrence of an Event of Default under and pursuant to the terms of the Agreement or earlier termination of the Agreement pursuant to the terms thereof; and

(ii) interest on the principal amount of this Note from time to time outstanding until such principal amount is paid in full at the Term Loan Interest Rate in accordance with the provisions of the Agreement. In no event, however, shall interest exceed the maximum interest rate permitted by law. Upon and after the occurrence of an Event of Default, and during the continuation thereof, interest shall be payable at the Post-Default Rate.

This Note is the Term Note referred to in the Agreement, is secured, inter alia, by the liens granted pursuant to the Agreement and the Financing Documents, is entitled to the benefits of the Agreement and the Financing Documents and is subject to all of the agreements, terms and conditions therein contained.

This Note is subject to mandatory prepayment and may be voluntarily prepaid, in whole or in part, on the terms and conditions set forth in the Agreement.

If an Event of Default under Section 8.01(d) or (e) of the Agreement shall occur, then this Note shall immediately become due and payable, without notice, together with reasonable attorneys’ fees, if the collection hereof is placed in the hands of an attorney to obtain or enforce payment hereof and together with any other costs and expenses and indemnities for which Borrower is liable under the Agreement or any of the Financing Documents. Subject to the Borrower’s right to cure set forth in Section 8.09 of the Agreement, if an Event of Default shall occur under the Agreement or any of the Financing Documents, then this Note may, as provided in the Agreement, be declared to be immediately due and payable pursuant to the terms of the Agreement, together with reasonable attorneys’ fees, if the collection hereof is placed in the hands of an attorney to obtain or enforce payment hereof and together with any other costs and expenses and indemnities for which Borrower is liable under the Agreement or any of the Financing Documents.

This Note is intended to be an obligation in registered form within the meaning of Treasury Regulation Section 1.871-14(c)(1)(i) and Borrower (or its agent) shall register this Note (and thereafter shall maintain such registration) as to both principal and any stated interest. Notwithstanding any document, instrument or agreement relating to this Note to the contrary, transfer of this Note (or the right to any payments of principal or stated interest thereunder) may only be effected by (i) surrender of this Note and either the reissuance by Borrower of this Note to the new holder or the issuance by the Borrower of a new instrument to the new holder, or (ii) transfer through a book entry system maintained by the Borrower (or its agent), within the meaning of Treasury Regulation Section 1.871-14(c)(1)(i)(B).

The Lender hereby certifies (1) that it is not a “bank” for purposes of Section 881(c)(3)(A) of the Internal Revenue Code (the “Code”), (2) that it is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Code), (3) that, if the Lender is classified as a corporation (for U.S. tax purposes), it is not a ten percent shareholder of the Borrower (within the meaning of Section 871(h)(3)(B) of the Code), and (4) that, if the Lender is classified as a partnership (for U.S. tax purposes), none of its partners (or other equity owners) is directly or indirectly a ten percent shareholder of the Borrower (within the meaning of Section 871(h)(3)(B) of the Code) nor a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Code). Each Lender that is a U.S.- person shall deliver to the Borrower a properly completed and executed U.S. Internal Revenue Service Form W-9. Each Lender that is a non-U.S. person and is classified as a corporation (for U.S. tax purposes) shall deliver to the Borrower a properly completed and executed U.S. Internal Revenue Service Form W-8BEN. Each Lender that is a non-U.S. person and is classified as a partnership (for U.S. tax purposes) shall deliver to the Borrower a properly completed and executed U.S. Internal Revenue Service Form W-8IMY accompanied by a U.S. Internal Revenue Service Form W-8BEN (or other appropriate U.S. Internal Revenue Service Form W-8 or Form W-9) from each of such Lender’s partners (or other equity owners).

THIS NOTE AND THE OBLIGATIONS OF THE BORROWERS HEREUNDER SHALL FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE COMMONWEALTH OF MASSACHUSETTS (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS NOTE MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR ANY FEDERAL COURT SITTING THEREIN AND CONSENT TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWERS BY MAIL AT THE ADDRESSES SPECIFIED IN SECTION 9.06 OF THE CREDIT AGREEMENT. BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE

VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

This Note shall be deemed to take effect as a sealed instrument under the laws of The Commonwealth of Massachusetts.

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IN WITNESS WHEREOF, Borrower has signed this Note as of the day and year first above written.

GLASSHOUSE TECHNOLOGIES, INC.

By	/s/ Mark Shirman
Name: Mark Shirman
Authorized Signing Officer